UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 9, 2022

MASIMO CORPORATION

(Exact name of registrant as specified in its charter)

DE	001-33642	33-0368882
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

52 Discovery Irvine, CA	92618
(Address of principal executive offices)	(Zip Code)

(949) 297-7000
Registrant’s telephone number, including area code:

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value	MASI	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933(§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

Effective as of September 9, 2022, the Board of Directors (the “Board”) of Masimo Corporation, a Delaware corporation (the “Company”), declared a dividend distribution of one right (each, a “Right”) for each outstanding share of common stock, par value $0.001, of the Company (the “Common Stock”). The dividend is payable to holders of record as of the close of business on September 20, 2022 (the “Record Date”).

The following is a summary description of the Rights. This summary is intended to provide a general description only and is subject to the detailed terms and conditions of the Rights Agreement (the “Rights Agreement”), dated as of September 9, 2022, by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as rights agent (the “Rights Agent”).

Issuance of Rights

Each holder of Common Stock as of the Record Date will receive a dividend of one Right per share of Common Stock. One Right will also be issued together with each share of Common Stock issued by the Company after the Record Date and prior to the Distribution Date (as defined below), and in certain circumstances, after the Distribution Date. New certificates for Common Stock issued after the Record Date will contain a notation incorporating the Rights Agreement by reference.

Until the Distribution Date:

•	the Rights will not be exercisable;

•	the Rights will be evidenced by the certificates for Common Stock (or, in the case of book entry shares, by notation in book entry) and not by separate rights certificates; and

•	the Rights will be transferable by, and only in connection with, the transfer of Common Stock.

Distribution Date; Beneficial Ownership

The Rights are not exercisable until the Distribution Date. As of and after the Distribution Date, the Rights will separate from the Common Stock and each Right will become exercisable to purchase one one-thousandth of a share of Series A Junior Participating Preferred Stock, par value $0.001 per share, of the Company (each whole share, a share of “Preferred Stock”) at a purchase price of $1,000.00 (such purchase price, as may be adjusted, the “Purchase Price”). This portion of a share of Preferred Stock would give the holder thereof approximately the same dividend, voting, and liquidation rights as would one share of Common Stock. Prior to exercise, the Right does not give its holder any dividend, voting or liquidation rights.

The “Distribution Date” is the earlier of:

•	ten days following a public announcement that a person has become an “Acquiring Person” by acquiring beneficial ownership of 10% (20% in the case of a 13G Investor (as defined in the Rights Agreement)) or more of the Common Stock then outstanding (or, in the case of a person that had beneficial ownership of 10% (20% in the case of a 13G Investor) or more of the outstanding Common Stock on the date the Rights Agreement was executed, by obtaining beneficial ownership of any additional shares of Common Stock) other than, in each case, as a result of repurchases of Common Stock by the Company or certain inadvertent acquisitions; and

•	ten business days (or such later date as the Board shall determine prior to the time a person becomes an Acquiring Person) after the commencement of a tender offer or exchange offer by or on behalf of any person (other than the Company and certain related entities) that, if completed, would result in such person becoming an Acquiring Person.

A person will be deemed to “beneficially own” any Common Stock if such person or any affiliated or associated person of such person:

•	is considered a “beneficial owner” of the Common Stock under Rule 13d-3 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended and as in effect on the date of the Rights Agreement;

•	has the right to acquire the Common Stock, either immediately or in the future, pursuant to any agreement, arrangement, or understanding (other than a customary underwriting agreement relating to a bona fide public offering of the Common Stock) or upon the exercise of conversion rights, exchange rights, rights, warrants or options, or otherwise, except that a person will not be deemed to be a beneficial owner of (a) securities tendered pursuant to a tender offer or exchange offer by or on behalf of such person or any affiliated or associated persons of such person until the tendered securities are accepted for purchase or exchange, (b) securities issuable upon exercise of a Right before the occurrence of a Triggering Event (as defined below), or (c) securities issuable upon exercise of a Right after the occurrence of a Triggering Event if the Rights are originally issued Rights or were issued in connection with an adjustment to originally issued Rights;

•	has the right to vote or dispose of the Common Stock pursuant to any agreement, arrangement, or understanding (other than a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D); or

•	has an agreement, arrangement, or understanding with another person who beneficially owns Common Stock and the agreement, arrangement, or understanding is for the purpose of acquiring, holding, voting, or disposing of any securities of the Company (other than customary underwriting agreements relating to a bona fide public offering of Common Stock or a right to vote arising from the granting of a revocable proxy or consent that is not also then reportable on a Schedule 13D).

Certain synthetic interests in securities created by derivative positions-whether or not such interests are considered to be ownership of the underlying common stock or are reportable on a Schedule 13D-are treated as beneficial ownership of the number of shares of Common Stock equivalent to the economic exposure created by the derivative position, to the extent actual shares of Common Stock are directly or indirectly held by counterparties to the derivatives contracts. Swaps dealers unassociated with any control intent or intent to evade the purposes of the Rights Agreement are excepted from such imputed beneficial ownership.

Issuance of Rights Certificates

As soon as practicable after the Distribution Date, the Rights Agent will mail rights certificates to holders of record of Common Stock as of the close of business on the Distribution Date and, thereafter, the separate rights certificates alone will evidence the Rights.

Expiration of Rights

The Rights will expire on the earliest of (a) 5:00 p.m., New York City time, on September 8, 2023, (b) the time at which the Rights are redeemed (as described below), and (c) the time at which the Rights are exchanged in full (as described below) (the earliest of (a), (b) and (c) being herein referred to as the “Expiration Date”).

Change of Exercise of Rights Following Certain Events

The following described events are referred to as “Triggering Events.”

(a)	Flip-In Event. In the event that a person becomes an Acquiring Person, each holder of a Right will thereafter have the right to receive, upon exercise, Common Stock (or, in certain circumstances, other securities, cash, or other assets of the Company) having a value equal to two times the Purchase Price. Notwithstanding any of the foregoing, following the occurrence of a person becoming an Acquiring Person, all Rights that are, or (under certain circumstances specified in the Rights Agreement) were, beneficially owned by any Acquiring Person (or by certain related parties) will be null and void.

(b)	Flip-Over Events. In the event that, at any time after a person has become an Acquiring Person, (i) the Company engages in a merger or other business combination transaction in which the Company is not the continuing or surviving corporation or other entity, (ii) the Company engages in a merger or other business combination transaction in which the Company is the continuing or surviving corporation and the Common Stock of the Company are changed or exchanged, or (iii) 50% or more of the Company’s assets or earning power is sold or transferred, each holder of a Right (except Rights that have previously been voided as set forth above) shall thereafter have the right to receive, upon exercise, common shares of the acquiring company having a value equal to two times the Purchase Price.

Redemption

At any time prior to the earlier of (a) a person becoming an Acquiring Person and (b) the Expiration Date (as defined in the Rights Agreement), the Board may direct the Company to redeem the Rights in whole, but not in part, at a price of $0.01 per Right (payable in cash, Common Stock, or other consideration deemed appropriate by the Board). Immediately upon the action of the Board directing the Company to redeem the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the $0.01 redemption price.

Exchange of Rights

At any time after a person becomes an Acquiring Person but before any person acquires beneficial ownership of 50% or more of the outstanding Common Stock, the Board may direct the Company to exchange the Rights (other than Rights owned by such person or certain related parties, which will have become null and void), in whole or in part, at an exchange ratio of one share of Common Stock per Right (subject to adjustment). The Company may substitute shares of Preferred Stock (or shares of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) for Common Stock at an initial rate of one one-thousandth of a share of Preferred Stock (or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) per share of Common Stock. Immediately upon the action of the Board directing the Company to exchange the Rights, the Rights will terminate and the only right of the holders of Rights will be to receive the number of shares of Common Stock (or one one-thousandth of a share of Preferred Stock or of a share of a class or series of the Company’s preferred stock having equivalent rights, preferences, and privileges) equal to the number of Rights held by such holder multiplied by the exchange ratio.

Adjustments to Prevent Dilution; Fractional Shares

The Board may adjust the Purchase Price, the number of shares of Preferred Stock or other securities or assets issuable upon exercise of a Right, and the number of Rights outstanding to prevent dilution that may occur (a) in the event of a stock dividend on, or a subdivision, combination, or reclassification of, the Preferred Stock, (b) in the event of a stock dividend on, or a subdivision or combination of, the Common Stock, (c) if holders of the Preferred Stock are granted certain rights, options, or warrants to subscribe for Preferred Stock or convertible securities at less than the current market price of the Preferred Stock, or (d) upon the distribution to holders of the Preferred Stock of evidences of indebtedness or assets (excluding regular periodic cash dividends) or of subscription rights or warrants (other than those referred to above).

With certain exceptions, no adjustment in the Purchase Price will be required until cumulative adjustments amount to at least 1% of the Purchase Price. No fractional shares of Preferred Stock will be issued (other than fractions that are integral multiples of one one-thousandth of a share of Preferred Stock), and in lieu thereof, an adjustment in cash may be made based on the market price of the Preferred Stock on the last trading date prior to the date of exercise.

No Stockholder Rights Prior to Exercise; Tax Considerations

Until a Right is exercised, the holder thereof, as such, will have no rights as a stockholder of the Company, including, without limitation, the right to vote or to receive dividends. While the distribution of the Rights will not be taxable to stockholders or to the Company, stockholders may, depending upon the circumstances, recognize taxable income in the event that the Rights become exercisable for Common Stock (or other consideration) of the Company or for common shares of the acquiring company or in the event of the redemption of the Rights as set forth above.

Amendment of Rights Agreement

The Company, by action of the Board, may supplement or amend any provision of the Rights Agreement in any respect without the approval of any registered holder of Rights, including, without limitation, in order to (a) cure any ambiguity, (b) correct or supplement any provision contained in the Rights Agreement that may be defective or inconsistent with other provisions of the Rights Agreement, (c) shorten or lengthen any time period under the Rights Agreement, or (d) otherwise change, amend, or supplement any provisions of the Rights Agreement in any manner that the Company deems necessary or desirable; provided, however, that no supplement or amendment made after a person becomes an Acquiring Person shall adversely affect the interests of the registered holders of rights certificates (other than an Acquiring Person or any affiliated or associated person of an Acquiring Person or certain of their transferees) or shall cause the Rights Agreement to become amendable other than in accordance with the amendment provision contained therein. Without limiting the foregoing, the Company may at any time before any person becomes an Acquiring Person amend the Rights Agreements to make provisions of the Rights Agreement inapplicable to a particular transaction by which a person might otherwise become an Acquiring Person or to otherwise alter the terms and conditions of the Rights Agreement as they may apply with respect to any such transaction.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Rights Agreement, a copy of which is attached as Exhibit 4.1 hereto and is incorporated by reference herein.

Item 3.03. Material Modification to Rights of Security Holders.

The information included under Item 1.01 and under the caption “Certificate of Designation” in Item 5.03 of this Current Report on Form 8-K is incorporated by reference into this Item 3.03.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Certificate of Designation

In connection with the adoption of the Rights Agreement described in Item 1.01 above, the Board approved a Certificate of Designation, Preferences, and Rights of Series D Junior Participating Preferred Stock of the Company (the “Certificate of Designation”). The Certificate of Designation was filed with the Secretary of State of the State of Delaware and became effective on September 9, 2022.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the Certificate of Designation, a copy of which is attached as Exhibit 3.1 hereto and is incorporated by reference herein.

Amended and Restated Bylaws

Also, the Board approved and adopted amended and restated bylaws (the “Amended and Restated Bylaws”), which became effective on September 9, 2022. Among other things, the amendments effected by the Amended and Restated Bylaws:

•	Enhance the procedural mechanics and disclosure requirements in connection with stockholder nominations of directors and submissions of proposals regarding other business at stockholder meetings (other than nominations pursuant to the Company’s proxy access bylaws and proposals to be included in the Company’s proxy materials pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), including by requiring:

‒	additional background information and disclosures regarding proposing stockholders, proposed nominees and business, and certain related parties pertaining to a stockholder’s solicitation of proxies, including additional disclosures with respect to the nature of the interests held by such persons in the Company and other potentially interested parties, and the existence of agreements, arrangements or understandings with third parties that may be material to the stockholder’s solicitation of proxies;

‒	any stockholder submitting a nomination notice make an undertaking to solicit proxies from holders of at least 67% of the voting power of all of the shares of capital stock of the Company entitled to vote generally in the election of directors;

‒	compliance with the requirements of Regulation 14A under the Exchange Act in order for stockholder nominations and proposals for other business to be deemed properly given under the Amended and Restated Bylaws; and

‒	any nominee proposed by a stockholder deliver a written questionnaire with respect to the nominee’s background and qualification and a written representation and agreement that the nominee is not and will not become party to any commitment with any third party with respect to the nominee’s actions as a director, or which could limit or interfere with the nominee’s ability to comply with his or her fiduciary duties.

•	Provide that any stockholder soliciting proxies from other stockholders must use a proxy card color other than white.

•	Incorporate other ministerial, clarifying and conforming changes.

The foregoing description is a summary and is qualified in its entirety by reference to the full text of the amended and restated Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.2 hereto and is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Designation, Preferences, and Rights of Series A Junior Participating Preferred Stock of the Company.

3.2	Third Amended and Restated Bylaws adopted on September 9, 2022.

4.1	Rights Agreement dated as of September 9, 2022, by and between the Company and Broadridge Corporate Issuer Solutions, Inc., as rights agent, which includes as Exhibit B the Form of Rights Certificate.

104	Cover Page Interactive Data File (formatted as Inline XBRL and contained in Exhibit 101)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MASIMO CORPORATION

Date: September 9, 2022	By:	/s/ Tom McClenahan
Tom McClenahan
Executive Vice President, General Counsel & Corporate Secretary